Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of April 15, 2002, among Zoloto Investors, LP, a Delaware limited partnership ("Zoloto"), Solitario Resources Corporation, a Colorado corporation ("Solitario") and Crown Resources Corporation, a Washington corporation (the "Company").

WHEREAS, Zoloto and Solitario are each currently shareholders of the Company;

WHEREAS, Zoloto and Solitario desire to provide for Zoloto and Solitario to vote their shares for the election of three (3) designees of Zoloto and one (1) designee of Solitario (individually, a "Designated Director" and collectively, the "Designated Directors") to the Board of Directors of the Company;

NOW, THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:

  VOTING

    Nomination and Election of Directors. At each annual meeting of shareholders of the Company or any special meeting (or any action taken by written consent in lieu thereof) called for the purpose of electing directors of the Company or at such other applicable time or times, Zoloto and Solitario each shall vote all of its shares of Common Stock, now owned or hereafter acquired (the "Shares"), in favor of the election of three (3) designees of Zoloto and one (1) designee of Solitario to the Board of Directors of the Company. Zoloto, Solitario and the Company shall take all reasonably necessary or desirable actions within their respective control to carry out and enforce the terms and intent of this Agreement.

    Removal of Directors; Election of Designees. Except as otherwise directed in writing by the party designating a Designated Director hereunder, neither Zoloto nor Solitario shall vote its Shares in favor of the removal of any Designated Director as a Director of the Company.

    Amendment of Bylaws or Articles of Incorporation. Zoloto and Solitario shall not vote their Shares in favor of an amendment or repeal of the Company's Bylaws or Articles of Incorporation or for the adoption of new Bylaws or Articles of Incorporation by the Company, without the consent of Zoloto and Solitario, if such amendment or repeal of or new Bylaws or Articles of Incorporation would affect the size or composition of the Board of Directors of the Company in violation of this Agreement.

    Proxies. Zoloto and Solitario shall not give any proxy or power of attorney that permits the holder thereof to vote in his discretion on any matter that may be submitted to the Company's shareholders for their consideration and approval, unless such proxy or power of attorney is made expressly subject to the terms of this Agreement.

    Legend. Each certificate evidencing Shares and each certificate issued in exchange for or upon the transfer of any Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

    "The securities represented by this certificate are subject to a Voting Agreement dated as of April 15, 2002, among the issuer of such securities (the "Company") and certain of the Company's shareholders. A copy of such Voting Agreement will be furnished without charge by the Company to the holder hereof upon written request."

    The legend set forth above shall be removed from the certificates evidencing any Shares at the request of the holder of such Shares at any time after the termination of this Agreement pursuant to the terms of Article III hereof.

    Other Agreements. Zoloto and Solitario each represents that it has not granted and is not a party to any proxy, voting trust, voting agreement or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Shares shall grant any proxy or become party to any voting trust, voting agreement or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

  REMEDIES

    Defenses. Zoloto and Solitario agree and acknowledge that each restriction, covenant and agreement set forth herein constitutes a separate agreement independently supported by good and adequate consideration. The existence of any claim or cause of action of either party against any other party, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Zoloto or Solitario of the restrictions, covenants and agreements contained in this Agreement.

    Specific Enforcement. Zoloto, Solitario and the Company acknowledge and recognize that a violation or threatened violation by any party of the restrictions, agreements or covenants contained in this Agreement will cause such damage to the other parties as will be irreparable and that the other parties will have no adequate remedy at law for such violation or threatened violation. Accordingly, each party hereto agrees that Zoloto, Solitario and the Company, jointly and severally, shall be entitled as a matter of right to seek and obtain an injunction from any court of competent jurisdiction, restraining any further violation or threatened violation of such restrictions, agreements or covenants and granting mandatory relief compelling such offender to carry out its obligations hereunder. Such right to injunctive and mandatory relief shall be cumulative and in addition to whatever other remedies Zoloto, Solitario and the Company may have at law or in equity.

    Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision is too broad to be enforced as written, the parties intend that the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

    Attorneys' Fees. If any legal action is brought by any party hereto to enforce the terms and conditions of this Agreement, it is expressly agreed that the party in whose favor a final judgment is entered shall be entitled, in addition to any other relief which may be awarded, to recover from the other party or parties its reasonable attorneys' fees, together with such prevailing party's other costs and reasonable and necessary expenses incurred in connection with such litigation.

  TERM

  Unless sooner terminated by written notice by Zoloto to the other parties hereto, this Agreement shall terminate on the third anniversary of the date on which the first annual meeting of shareholders is held for the election of directors of the Company after the date hereof.

  MISCELLANEOUS PROVISIONS

    Notices. All notices, consents, demands, requests, approvals or other communications which are required or permitted to be given to the parties hereto shall be in writing and shall be deemed to have been duly given three (3) days following deposit in the United States mail, return receipt requested, first class, postage prepaid, or upon delivery by overnight courier, to the parties at the following addresses:

    If to Zoloto: Zoloto Investors, LP

    14701 St. Mary's Lane

    Suite 800

    Houston, Texas 77079

    Attention: Mr. Steven A. Webster

    Manager of Zoloto, LLC,

    its General Partner

    If to Solitario: Solitario Resources Corporation

    4251 Kipling Street

    Suite 390

    Wheat Ridge, Colorado 80033

    Attention: President

    If to the Company: Crown Resources Corporation

    4251 Kipling Street

    Suite 390

    Wheat Ridge, Colorado 80033

    Attention: President

    A party may change its address above only by giving written notice of such change of address to the other parties.

    Construction. The use of the singular number shall include the plural, and the plural number shall include the singular wherever appropriate.

    Gender. The use of any gender in this Agreement shall be deemed to be or include the other gender wherever appropriate.

    Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Washington. This Agreement is performable in, and venue of any action relating to or pertaining to this Agreement shall lie in, Harris County, Texas.

    Inurement; Transfers. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto. Zoloto and Solitario shall cause any transferee of any Shares to execute a consent, in the form attached hereto as Schedule 4.5, agreeing to be bound by the provisions of this Agreement. In connection with any transfer of any Shares, the spouse of each transferee shall be deemed to be a party to this Agreement, shall be bound by all of the terms and conditions hereof, and shall so signify by executing the form of consent attached hereby to Schedule 4.5 in connection with such transfer. Zoloto and Solitario shall provide a copy of this Agreement to the Company, which the Company shall keep in its corporate records. The Company shall make such copy available to any persons requesting an inspection of the Company's books and records.

    Amendment. This Agreement may only be amended by written consent of all the parties to this Agreement at the time of such amendment or their assigns, successors in interest, personal representatives, heirs or legatees.

    Headings. The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matters to be considered in construing the terms of this Agreement

    Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original hereof, but all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ZOLOTO: ZOLOTO INVESTORS, LP

By: ZOLOTO, LLC, its General Partner

By:

Name: Steven A. Webster

Title: Manager

SOLITARIO: SOLITARIO RESOURCES CORPORATION

By:

Name:

Title:

COMPANY: CROWN RESOURCES CORPORATION

By:

Name:

Title:

SCHEDULE 4.5

CONSENT

The undersigned, having acquired shares of common stock of Crown Resources Corporation, a Washington corporation (the "Company"), hereby agrees to be bound by the terms and conditions of the Voting Agreement, dated as of April 15, 2002, among the shareholders of the Company therein named and the Company, the form of which is attached hereto, as if the undersigned had been a party to such Voting Agreement as of the date thereof.

Name:

Signature:

Address:

No. of Shares:

Spouse's Signature: